UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2026

Date of Report (Date of earliest event reported)

Proem Acquisition Corp I

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-43123	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3860 W. Northwest Hwy, Suite 470, Dallas, TX	75220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 706-9344

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one-half of one redeemable warrant	PAACU	The Nasdaq Stock Market LLC
ordinary shares, par value $0.0001 per share	PAAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one ordinary share	PAACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K dated February 17, 2026, Proem Acquisition Corp I consummated its initial public offering of 13,000,000 units (the “Units”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”), and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $130,000,000.

Simultaneously with the closing of the IPO, the Company completed a private placement of an aggregate of 292,500 units (the “Private Units”) to Proem SPAC Partners I LLC, at a purchase price of $10.00 per Private Unit generating gross proceeds to the Company of $2,925,000.

As of February 13, 2026, a total of $130,000,000 of the net proceeds from the IPO and the Private Placement was deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of February 13, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated February 13, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2026

Proem Acquisition Corp I

	By:	/s/ Imran Khan
	Name:	Imran Khan
	Title:	Chief Executive Officer

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